Exhibit 10.2

FIRST AMENDMENT TO THE

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of December 10, 2014, by and between Ikanos Communications, Inc., a Delaware corporation (the “Company”), Alcatel-Lucent Participations, S.A. (“ALU Part”), and Tallwood III, L.P., a Delaware limited partnership, Tallwood III Partners, L.P., a Delaware limited partnership, and Tallwood III Associates, L.P., a Delaware limited partnership (collectively, the “TWVC Funds”). ALU Part and the TWVC Funds are together hereinafter referred to as the “Investors”).

BACKGROUND

A. The Company and the Investors entered into the Securities Purchase Agreement as of September 29, 2014 (the “Agreement”) to provide for the purchase by the Investors of an aggregate of thirty nine million six hundred thirty four thousand one hundred forty four (39,634,144) shares of common stock, par value $0.001 per share, of the Company.

B. On September 29, 2014, the Company issued a warrant to ALU Part in connection with the execution and delivery of the Loan and Security Agreement by and between the Company and Alcatel-Lucent USA, Inc. (the “Loan and Security Agreement”).

C. On the date hereof, the Company and ALU Part amended the warrant issued on September 29, 2014 pursuant to a First Amendment to Warrant to Purchase Common Stock and the Company issued an additional warrant to ALU Part in consideration of an amendment to the Loan and Security Agreement.

D. The Company and the Investors desire to amend the Agreement to provide for the registration of shares underlying the additional warrant issued to ALU Part dated the date hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

1. The definition of “Warrant” as set forth in Section 6.1 of the Agreement is hereby amended and restated in its entirety as follows:

“‘Warrant’ means both (i) the warrant to purchase shares of Common Stock issued to ALU Part pursuant to that certain Loan and Security Agreement (by and between the Company and Alcatel-Lucent USA) dated September 29, 2014, as amended on December 10, 2014, and (ii) the warrant to purchase shares of Common Stock issued to ALU Part pursuant to that certain First Amendment to the Loan and Security Agreement (by and between the Company and Alcatel-Lucent USA) dated December 10, 2014.”

2. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed to be a modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Omid Tahernia
Name: Omid Tahernia
Title: President & Chief Executive Officer

COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALCATEL-LUCENT PARTICIPATIONS, S.A.

By:	/s/ Remi Thomas

Its:	Head of M&A and Corporate Development

INVESTOR SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TALLWOOD III, L.P.
TALLWOOD III PARTNERS, L.P.
TALLWOOD III ASSOCIATES, L.P.

By:	Tallwood III Management, LLC
Its General Partner

By:	/s/ George Pavlov
Managing Member